BYLAWS

                                      OF

                       IRON MOUNTAIN RECORDS MANAGEMENT
                               OF MARYLAND, INC.
                           (a Maryland corporation)


                                   ARTICLE 1

                                 STOCKHOLDERS

      1. CERTIFICATES REPRESENTING STOCK. Certificates representing shares of stock shall set forth thereon the statements prescribed by Sections 2-207 and 2-211 of the Maryland General Corporation Law and by any other applicable provision of law and shall be signed by the President or the Chairman of the Board, if any, or a Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile of it or in any other form. The signatures of any such officers may be either manual or facsimile signatures. In case any such officer who has signed manually or by facsimile any such certificate ceases to be such officer before the certificate is issued, it may nevertheless be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

      No certificate representing shares of stock shall be issued for any share of stock until such share is fully paid, except as otherwise authorized by the provisions of Section 2-210 of the Maryland General Corporation Law.

      The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may, in its discretion, require the owner of any such certificate to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim that may arise by reason of the issuance of a new certificate.

      Upon compliance with the provisions of Section 2-514 of the Maryland General Corporation Law, the Board of Directors of the corporation may adopt by resolution a procedure by which a stockholder of the corporation may certify in writing to the corporation that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder.

      2. FRACTIONAL SHARE INTERESTS OR SCRIP. The corporation may, but shall not be obliged to, issue fractional shares of stock, eliminate a fractional interest by rounding off to a full share of stock, arrange for the disposition of a fractional interest by the person entitled to it, pay cash for the fair value of a fractional share of stock determined as of the time when the person entitled to receive it is determined, or issue scrip or other evidence of ownership, and which shall entitle its holder to exchange such scrip or other evidence of ownership aggregating a full share for a certificate which represents the share, but such scrip or other evidence of


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ownership shall not, unless otherwise provided, entitle the holder to exercise any voting right, or to receive dividends thereon or to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may impose any reasonable condition on the issuance of scrip or other evidence of ownership, and may cause such scrip or evidence of ownership to be issued subject to the condition that it shall become void if not exchanged for a certificate representing a full share of stock before a specified date or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to a provision for forfeiture of such proceeds to the corporation if not claimed within a period of not less than three years from the date the scrip or other evidence of ownership was originally issued.

      3. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares of stock, if any, transfers of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the record holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon, if any.

      4. RECORD DATE FOR STOCKHOLDERS. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, to vote at a meeting, to receive a dividend, or to be allotted other rights; provided, that, except as may be otherwise provided herein, any such record date shall be not more than ninety days before the date on which the action requiring the determination will be taken, that any such closing of the transfer books may not be for a period longer than twenty days, and that, in the case of a meeting of stockholders, any such record date or any such closing of the transfer books shall be at least ten days before the date of the meeting. If a record date is not set, and, if the stock transfer books are not closed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of either the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, but any such payment of a dividend or allotment of rights shall not be made more than sixty days after the date on which the resolution is adopted; and a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than one hundred and twenty days after the original record date.

      5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of

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outstanding shares of stock of any class or series upon which or upon whom the
Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the provisions of the Maryland General Corporation Law may confer such rights or the right of dissent notwithstanding that &e Articles of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder.

      6.    STOCKHOLDER MEETINGS.

            - TIME. The annual meeting of stockholders shall be held on the date fixed, from time to time, by the directors, within the thirty day period commencing with the day of , for the election of directors and the transaction of any business within the powers of the corporation.
A special meeting shall be held on the date fixed by the directors

            - PLACE. Annual meetings and special meetings shall be held at such place, either within the State of Maryland or at such other place within the United States, as the directors may, from time to time, set. Whenever the directors shall fail to set such place, or, whenever stockholders entitled to call a special meeting shall call the same, and a place of meeting is not set, the meeting shall be held at the principal office of the corporation in the State of Maryland.

            - CALL. Annual meetings may be called by the directors or the President or by any officer instructed by the directors or the President to call the meeting. Except as may be otherwise provided by the provisions of the Maryland General Corporation Law, special meetings may be called in like manner and shall be called by the Secretary whenever the holders of shares entitled to at least twenty-five per cent of all the votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called.

            - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice of all meetings shall be given by the Secretary and shall state the time and place of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) contain any additional statements required in a notice of a special meeting, and shall include a copy of any requisite statements or provisions prescribed by the provisions of the Maryland General Corporation Law; provided, however, that any business of the corporation may be transacted at any annual meeting without being specially noticed unless the provisions of the Maryland General Corporation Law provide otherwise. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called and shall include a copy of any requisite statements or provisions prescribed by the provisions of the Maryland General Corporation Law. Written notice of any meeting shall be given to each stockholder either by mail or personally delivered to him or by leaving it at his residence or usual place of business not less than ten days and not more than ninety days before the date of the meeting. unless any provisions of the Maryland General Corporation Law shall prescribe a different elapsed period of time. to each stockholder at his address appearing on the books of the corporation or the address supplied by him for the purpose of notice. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his

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address as it appears on the records of the corporation with postage thereon prepaid. Whenever any notice of the time, place or purpose of any meeting of stockholders is required to be given under the provisions of the Articles of Incorporation, these Bylaws or of the provisions of the Maryland General Corporation Law, a waiver thereof in writing, signed by the stockholder and filed with the records of the meeting, whether before or after the holding thereof, or his presence in person or by proxy at the meeting shall be deemed equivalent to the giving of such notice to such stockholder. The foregoing requirements of notice shall also apply, whenever the corporation shall have any class of stock which is not entitled to vote, to holders of stock who are not entitled to vote at the meeting, but who are entitled to notice thereof and to dissent from any action taken thereat.

            - STATEMENT OF AFFAIRS. The President of the corporation, or, if the Board of Directors shall determine otherwise, some other executive officer thereof, shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the Annual Meeting and placed on file within twenty days thereafter at the principal office of the corporation in the State of Maryland.

            - CONDUCT OF MEETINGS. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

            - PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. The authorization shall be effected as prescribed by the provisions of Section 2-507 of the Maryland General Corporation Law.

             - INSPECTORS OF ELECTION. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed. the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive voles, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder,

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the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

            - QUORUM. Except as may otherwise be required by the provisions of the Maryland General Corporation Law, the Articles of Incorporation, or these Bylaws, the presence in person or by proxy at a meeting of the stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting shall constitute a quorum.

            - VOTING. Each share of stock shall entitle the holder thereof to one vote except in the election of directors, at which each said vote may be cast for as many persons as there are directors to be elected. Except as may otherwise be provided in the provisions of the Maryland General Corporation Law. The Articles of Incorporation or these Bylaws, a majority of all the votes cast at a meeting of stockholders at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting. A plurality of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

      7. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if the following are filed with the records of the meeting: an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter, and, as applicable, a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

                                   ARTICLE 2

                              BOARD OF DIRECTORS

      1. FUNCTIONS AND DEFINITION. The business and the affairs of the corporation shall be managed by or under the direction of its Board of Directors. All powers of the corporation may be exercised by or under authority of said Board of Directors. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

      2. QUALIFICATIONS AND NUMBER. Each director shall be a natural person of full age. A director need not be a stockholder. a citizen of the United States, or a resident of the State of Maryland. The initial Board of Directors shall consist of persons, which is the number set forth in the Articles of Incorporation. Thereafter the number of directors constituting the entire board shall be at least three, except that when the number of stockholders is fewer than three, the number of directors may be the same as the number of said stockholders. Except for the first Board of Directors, such number may be set from time to time by action of the stockholders or of a majority of the entire Board of Directors or, if the number is not so set, the number shall be . The number of directors may be increased or decreased by an amendment to these Bylaws, provided, however, that the tenure of office of a director shall not be affected by any decrease in the number of directors.

      3. ELECTION AND TERM. The first Board of Directors shall consist of the directors named in the Articles of Incorporation and shall hold office until the first annual

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meeting of stockholders or until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors by the stockholders which have not been filled by said stockholders, may be filled by the Board of Directors. Newly created directorships filled by the Board of Directors shall be by action of a majority of the entire Board of Directors. All other vacancies to be filled by the Board of Directors may be filled by a majority of the remaining members of the Board of Directors, whether or not sufficient to constitute a quorum.

      4.    MEETINGS.

            - TIME. Meetings shall be held at such time as the Board shall set, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

            - PLACE. Meetings shall be held at such place within or without the State of Maryland as shall be set by the Board.

            - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President, or of a majority of the directors in office.

             - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted or the purpose of the meeting. Whenever any notice of the time, place. or purpose of any meeting of directors or any committee thereof is required to be given under the provisions of the Maryland General Corporation Law or of these Bylaws, a waiver thereof in writing, signed by the director or committee member entitled to such notice and filed with the records of the meeting. whether before or after the meeting, or presence at the meeting, shall be deemed equivalent to the giving of such notice to such director or such committee member.

            - QUORUM AND ACTION. A majority sf the entire Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board and, in no event, less than two directors provided, that whenever the entire Board of Directors consists of one director, that one director shall constitute a quorum. Except as in the Articles of Incorporation and herein otherwise provided and, except as in provisions of The Maryland General Corporation Law otherwise provided, the action of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors. Members of the Board of Directors or of a committee thereof may participate

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in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

            - CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board. shall preside.

      5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed, with or without cause, pursuant to the provisions of Section 2-406 of the Maryland General Corporation Law.

      6. COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors, and may delegate to such committee or committees any of the powers of the Board of Directors except such powers as may not be delegated under the provisions of the Maryland General Corporation Law. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

      7. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or any such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or any such committee.

                                   ARTICLE 3

                                   OFFICERS

      The corporation shall have a President, a Secretary, and a Treasurer and may have a Chairman of the Board. a Vice-Chairman of the Board and one or more Vice-Presidents, who shall be elected by the Board of Directors, and may also have such other officers, assistant officers, and agents as the Board of Directors shall authorize from time to time, each of whom shall be elected or appointed in the manner prescribed by the Board of Directors. Any two or more offices, except those of President and Vice-President, may be held by the same person, but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law to be executed, acknowledged or verified by more than one officer. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected or appointed and qualified.

      The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them.


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      Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby.

                                   ARTICLE 4

               PRINCIPAL OFFICE - RESIDENT AGENT - STOCK LEDGER

      The address of the initial principal office of the corporation in the State of Maryland and the name and the address of the initial resident agent of the corporation in the State of Maryland are set forth in the Articles of Incorporation.

      The corporation shall maintain, at its principal office in the State of Maryland or at a business office or an agency of the corporation an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

      The corporation shall keep at its principal office in the State of Maryland the original or a certified copy of the Bylaws, including all amendments thereto, and shall duly file thereat the annual statement of affairs of the corporation.

                                   ARTICLE 5

                                CORPORATE SEAL

      The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                   ARTICLE 6

                                  FISCAL YEAR

      The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE 7

                              CONTROL OVER BYLAWS

      The power to adopt, alter, amend, and repeal the Bylaws is vested in the Board of Directors of the corporation.

      I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of ________________, a Maryland corporation, as in effect on the date hereof.



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      WITNESS my hand and the seal of the corporation.

Dated:


                                    ------------------------------
                                    Secretary of


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                               WAIVER OF NOTICE

                                      OF

                       ORGANIZATION MEETING OF DIRECTORS

                                      OF



      WE, THE UNDERSIGNED, being all of the directors named in the Articles of Incorporation of the above-named corporation, do hereby severally waive notice l ] of the time and place of the organization meeting 2] of directors of said corporation, and consent that the meeting be held at on the _____ day of ______, 19__, at __.M., for the purpose of adopting Bylaws and electing officers and for the transaction of such other business as may come before the meeting.


Dated:


                                    -------------------------

                                    -------------------------

                                    -------------------------


1]  In lieu of a waiver, at least 3 days' written notice must be given. [2-109]

2]  In lieu of a meeting, all of the directors may act in writing. [2-408]